Exhibit 21.1
SUBSIDIARIES OF KEENOVA THERAPEUTICS PLC
The following is a list of subsidiaries of Keenova Therapeutics plc as of December 31, 2025.

Name of Subsidiary	Jurisdiction of Incorporation/Organization
BP USA Holdings, LLC	United States
Cache Holdings Limited	Bermuda
Carnforth Limited	Bermuda
CPEC, LLC	United States
EFHI GP Limited	Ireland
ELP 2025 GP Limited	Ireland
Endo Biologics Limited	Ireland
Endo Enterprise, Inc.	United States
Endo Finance Holdings LP	United States
Endo LP	United States
Endo Operations Limited	Ireland
Endo USA, Inc.	United States
Ikaria Australia Pty Ltd	Australia
Ikaria Canada Inc.	Canada
Infacare Pharmaceutical Corporation	United States
INO Therapeutics LLC	United States
Keenova International Holdings LLC	United States
Keenova Therapeutics Group Limited	Ireland
Keenova Therapeutics Public Limited Company	Ireland
KT Finance Inc.	United States
Ludlow LLC	United States
MAK LLC	United States
Mallinckrodt ARD Holdings Inc.	United States
Mallinckrodt ARD Holdings Limited	United Kingdom
Mallinckrodt ARD LLC	United States
Mallinckrodt Brand Pharmaceuticals LLC	United States
Mallinckrodt Canada Cooperatie U.A.	Netherlands
Mallinckrodt CB LLC	United States
Mallinckrodt Critical Care Finance LLC	United States
Mallinckrodt Equinox Finance LLC	United States
Mallinckrodt Equinox Limited	United Kingdom
Mallinckrodt Finance Management Ireland Limited	Ireland
Mallinckrodt Group S.à r.l.	Luxembourg
Mallinckrodt Group S.à r.l., Luxembourg (LU) Schaffhausen Branch	Switzerland
Mallinckrodt Holdings GmbH	Switzerland
Mallinckrodt Hospital Products Inc.	United States
Mallinckrodt International Finance SA	Luxembourg
Mallinckrodt International Holdings S.à r.l.	Luxembourg
Mallinckrodt Lux IP S.à r.l.	Luxembourg
Mallinckrodt Manufacturing LLC	United States
Mallinckrodt Medical Holdings (UK) Limited	United Kingdom
Mallinckrodt Medical Holdings (UK) Limited, Zweigniederlassung Deutschland (the German Branch)	Germany
Mallinckrodt Petten Holdings B.V.	Netherlands
Mallinckrodt Pharma IP Trading Limited	Ireland
Mallinckrodt Pharma K.K.	Japan
Mallinckrodt Pharmaceuticals Ireland Limited	Ireland
Mallinckrodt Pharmaceuticals Limited	United Kingdom
Mallinckrodt Quincy S.à r.l.	Luxembourg
Mallinckrodt SAG Holdings GmbH	Switzerland
Mallinckrodt UK Finance LLP	United Kingdom

Mallinckrodt UK Ltd	United Kingdom
Mallinckrodt US Pool LLC	United States
Mallinckrodt Windsor S.à r.l.	Luxembourg
MCCH LLC	United States
MHP Finance LLC	United States
MNK 2011 LLC	United States
Montjeu Limited	Ireland
OCERA Therapeutics LLC	United States
Operand Pharmaceuticals Holdco I Unlimited Company	Ireland
Paladin Pharma Inc.	Canada
Petten Holdings Inc.	United States
Profibrix B.V.	Netherlands
Questcor International Limited	Ireland
Salvare Merger Sub LLC	United States
Sonorant Therapeutics Limited	Ireland
ST Operations LLC	United States
ST Shared Services LLC	United States
ST US AR Finance LLC	United States
ST US Holdings LLC	United States
ST US Pool LLC	United States
Stratatech Corporation	United States
Sucampo Finance Inc.	United States
Sucampo GmbH	Switzerland
Sucampo Holdings Inc.	United States
Sucampo International Holdings Limited	United Kingdom
Sucampo Pharma Americas LLC	United States
Sucampo Pharma, LLC	Japan
Sucampo Pharmaceuticals LLC	United States
Vtesse LLC	United States